UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
May 18, 2010
Date of Report (Date of earliest event reported)
Medicis Pharmaceutical Corporation
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	001-14471 (Commission File Number)	52-1574808 (IRS Employer Identification Number)
7720 North Dobson Road
Scottsdale, Arizona 85256
(Address of principal executive offices) (Zip Code)
(602) 808-8800
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
(a) Medicis Pharmaceutical Corporation (the “Company”) held its Annual Meeting of Stockholders on May 18, 2010 (the “Annual Meeting”).
(b) At the Annual Meeting, the stockholders of the Company:
     (1) Elected the three nominated directors for a three-year term expiring at the 2013 annual meeting of stockholders, with voting results as follows:

	For	Against	Abstain	Broker Non-Votes
Michael A. Pietrangelo	45,101,406	2,952,364	12,650	6,538,064
Lottie H. Shackelford	46,547,864	1,469,940	48,616	6,538,064
Jonah Shacknai	46,232,689	1,820,683	13,048	6,538,064
     Directors continuing in office until the 2011 annual meeting of stockholders are Spencer Davidson, Stuart Diamond and Peter S. Knight, Esq. Directors continuing in office until the 2012 annual meeting of stockholders are Arthur G. Altschul, Jr. and Philip S. Schein, M.D.
     (2) Ratified the selection of Ernst & Young LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2010, with voting results as follows:

For	Against	Abstain	Broker Non-Votes
53,741,244	827,874	35,366	0
(c) Not applicable.
Item 8.01 Other Events.
The Company Files Suit Against Nycomed U.S. Inc. and Nycomed GmbH
     On May 19, 2010, the Company filed suit against Nycomed U.S. Inc. and Nycomed GmbH (collectively, “Nycomed”) in the United States District Court for the District of Delaware and the United States District Court for the Southern District of New York seeking an adjudication that Nycomed has infringed one or more claims of the Company’s U.S. Patent No. 6,765,001, U.S. Patent No. 7,220,424 and U.S. Patent No. 7,217,422 by submitting to the U.S. Food and Drug Administration an Abbreviated New Drug Application for a generic version of VANOS® (fluocinonide) Cream 0.1%. The relief requested by the Company includes a request for a permanent injunction preventing Nycomed from infringing the patents by selling a generic version of VANOS® prior to the expiration of the asserted patents.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 21, 2010	By:	/s/ Jason D. Hanson
Jason D. Hanson
Executive Vice President, General Counsel and Corporate Secretary